ISSUER FREE WRITING PROSPECTUS Dated May 23, 2013 Filed Pursuant to Rule 433 Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC. FREE WRITING PROSPECTUS

Dividend Capital Diversified Property Fund Inc. (the “Company”) filed a registration statement (including a prospectus) for the offering to which this communication relates. Before you invest, you should read the prospectus contained in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The Company’s most recent prospectus is available at http://www.dividendcapitaldiversified.com/investor-relations/.

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Dividend Capital Diversified Property Fund is a direct real estate program that offers investors pooled access to real estate investing with a daily net asset valuation. This real estate investment trust (REIT) owns and operates a diversified portfolio of high-quality real estate assets.

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

NET ASSET VALUE PER SHARE1

As of 5/21/2013

Class E $6.76

Class W $6.76

Class I $6.76

Class A $6.76

Click here for historic price information.

Dividend Capital Diversified Property Fund Inc. filed a registration statement (including a prospectus) for the offering to which this communication relates. Before you invest, you should read the prospectus contained in the registration statement and other documents Dividend Capital Diversified Property Fund Inc. has filed with the SEC for more complete information about Dividend Capital Diversified Property Fund Inc. and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Dividend Capital Diversified Property Fund Inc.’s most recent prospectus is available at www.dividendcapitaldiversified.com/investor-relations.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Portfolio

BUSINESS CONTINUITY PLAN

Dividend Capital Diversified Property Fund has developed a Business Continuity Plan regarding its response to events that significantly disrupt its business. Since the timing and impact of disasters and disruptions is unpredictable, the Firm must remain flexible in responding to actual events as they occur. With that in mind, we are providing you with this information on our business continuity plan.

Contacting Us

If after a significant business disruption you cannot contact us as you usually do, go to our website at www.dividendcapitaldiversified.com for further information on the state of our operations or other important information.

Our Business Continuity Plan

We plan to recover as quickly as possible and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firm’s books and records, and allowing our customers to transact business. In short, our business continuity plan is designed to permit our Firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption.

Our business continuity plan addresses: data back up and recovery; mission critical systems; financial and operational assessments; alternative communications with customers, employees, and regulators; alternate physical location of employees; critical supplier, contractor, bank and counterparty impact; regulatory reporting; and assuring our customers prompt access to their funds and securities if we are unable to continue our business. Every emergency situation poses unique problems based on external factors, such as time of day and the severity of the disruption. Your transactions and requests for funds and securities could be delayed during this period. This recovery objective may be negatively affected by the unavailability of external resources and circumstances beyond our control.

Varying Disruptions

The scope of significant business disruptions can vary in their magnitude – they can affect only our firm, a single building housing our firm, the business district where our firm is located, the city where we are located, or the entire region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and expect to recover and resume business within 24 hours. In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and recover and resume business within 48 hours. In any of these situations, we plan to continue in business and notify you through our website at www.dividendcapitaldiversified.com about how to contact us. If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customers prompt access to their funds and securities if applicable.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

CAREERS

At Dividend Capital Diversified Property Fund, we believe that our employees are the foundation of our success. There’s simply no substitute for experience, so we’re always accepting resumes from highly skilled, team-oriented professionals with integrity and dedication. If you are looking to work for a company with an entrepreneurial culture that promotes employee growth and empowerment, email your resume to our human resources department. In addition to being a great place to work, Dividend Capital Diversified Property Fund offers a competitive salary, medical, dental, and vision coverage for employees and their families. Additionally, we currently offer company paid life/AD&D and long-term disability insurance, Cafeteria 125 plan for healthcare, dependent care, parking and transportation, a health savings account, a 401(k) plan and paid time off, including company-paid holidays.

The Company reserves the right to amend or terminate any of its current benefits at any time it deems appropriate and changes could replace, eliminate, and/or supersede any part of those benefits.

Dividend Capital Diversified Property Fund is an equal opportunity employer. Our success in hiring the best talent depends on our dedication to considering all qualified individuals for employment without regard to race, creed, color, religion, gender, national origin, ancestry, age, physical or mental disability, sexual orientation, marital status, marriage to a co-worker, military status, veteran status, or any other characteristic protected by state or federal law.

Acquisitions Associate

To apply for an open position, please email your resume to our human resources department. Please indicate the position you are applying for in the subject line of your email.

Contact Human Resources

Email

BEST COMPANIES 2012 *COLORADO* TO WORK FOR IN

Black Creek Group and Dividend Capital Group were recognized as one of the top 10 medium-sized 2012 Best Companies to Work For in Colorado competition. What makes a winner? Not because of size, growth or what products they produce. Instead, these companies are put on this list by their own employees, showing that these organizations have a respect for and treat their employees well.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

CONTACT US

For more information about Dividend Capital Diversified Property Fund, contact us or use our online form.

REQUEST INFORMATION

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Address

Dividend Capital Diversified Property Fund

518 17th Street, 17th Floor

Denver, CO 80202

Telephone

For Real Estate inquiries, call 303.228.2200.

For inquiries related to our equity capital offering, please contact our distributor, Dividend Capital Securities, at 866.DCG.REIT (324.7348).

Email

dividend.capital@dividendcapital.com

Email

Telephone Number

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Additional Questions/Requests

SUBMIT

BEST COMPANIES 2012 *COLORADO* TO WORK FOR IN

Black Creek Group and Dividend Capital Group were recognized as one of the top 10 medium-sized 2012 Best Companies to Work For in Colorado competition. What makes a winner? Not because of size, growth or what products they produce. Instead, these companies are put on this list by their own employees, showing that these organizations have a respect for and treat their employees well.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Experience and Execution Matter Management Team

EXPERIENCE

EXPERIENCE AND EXECUTION MATTER

At Dividend Capital, we apply our experience, insights and vast knowledge of the real estate market to develop innovative investment products designed to build real value for our investors. Since the formation of their first real estate companies in 1990, the principals of Dividend Capital and their affiliates have sponsored the formation of a wide range of institutional real estate investment management and finance businesses operating throughout North America, including public and private platform companies.

From inception in 1990 through December 31, 2012, these companies have developed or acquired real estate assets totaling approximately $11.5 billion1 in a diverse range of product types, including residential, retail, office, industrial and land. Our investment partners have included leading financial institutions, major state pension funds, retail investors and high net worth individuals.

1 This information includes some data pertaining to unrelated entities that the principals of Dividend Capital Group and their affiliates have sponsored prior to the creation of Dividend Capital. The performance of past programs is not indicative of future results. Includes assets that were under contract but not yet acquired as of December 31, 2012.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Experience and Execution Matter Management Team

EXPERIENCE

MANAGEMENT TEAM

Jeffrey L. Johnson — Chief Executive Officer

Mr. Johnson has served as our Chief Executive Officer since January 2013. Along with the leadership of the organization, Mr. Johnson oversees multiple functions including acquisitions, dispositions, asset management, finance, reporting and investor relations. Prior to joining the company, Mr. Johnson served for more than 13 years in executive roles at Equity Office Properties Trust (“Equity Office,” formerly NYSE: EOP). Equity Office was the largest publicly traded REIT and owner/manager of office properties in the United States when it was acquired in 2007 by Blackstone Group for $39 billion. During his tenure at Equity Office, Mr. Johnson served as Chief Investment Officer, Executive Vice President, and Chairman of the Investment Committee. He was instrumental in completing Equity Office’s initial public offering in July 1997, setting investment strategies, and completing more than $9 billion of real estate operating company transactions and property acquisitions. During his career, Mr. Johnson has overseen acquisition and disposition activity in various real estate and real estate-related investments, including core office properties, development projects, joint ventures, international investments, mezzanine loans and multi-asset class portfolio transactions. He has also been instrumental in numerous significant public and private capital markets and mergers and acquisitions transactions. Mr. Johnson serves as Chairman of the Northwestern University Kellogg Real Estate Advisory Board and as a Trustee and the Treasurer of The Nature Conservancy’s Illinois Chapter. He is a member of the Urban Land Institute and the Chicago Commonwealth Club. He received a master’s degree in business administration from Northwestern University’s Kellogg Graduate School of Management and a bachelor’s degree from Denison University.

Austin W. Lehr — Chief Operating Officer

Mr. Lehr has served as our Chief Operating Officer since August 2010. Mr. Lehr has 25 years of experience in the investment, management, and development of institutional quality commercial real estate. From 2004 through 2009, Mr. Lehr served as Chief Investment Officer and Executive Vice President of Lauth Group Inc., one of the nation’s leading real estate development companies, focused on the development of office, industrial, healthcare and retail related properties. Mr. Lehr is a member of the Advisory Board of the University of Colorado’s Real Estate Council and is also a visiting professor at the University of Colorado’s Leeds School of Business. Mr. Lehr has served on the board of directors for the Denver and Portland chapters of the National Association of Industrial and Office Properties, as well as the Advisory Board to the Eller College of Management at the University of Arizona. Mr. Lehr holds a Master’s degree from Northwestern University’s Kellogg Graduate School of Management and a Bachelor’s degree from Williams College.

Greg Moran — Senior Vice President

Greg Moran is Senior Vice President for Dividend Capital Diversified Property Fund. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a portfolio manager in the real estate investment group for the Public Employees’ Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with more than $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments and relationship management for more than a dozen strategic partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the capital markets group at Sonnenblick-Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his bachelor’s in business administration and master’s in professional accounting from the University of Texas at Austin – McCombs School of Business. He is also a CFA Charterholder, member of the CFA Institute, Denver Society of Security Analysts, Urban Land Institute (ULI) and Pension Real Estate Association (PREA).

M. Kirk Scott — Chief Financial Officer

Mr. Scott has served as our Chief Financial Officer, Treasurer and Vice President and Controller. Mr. Scott also serves as Controller of our Advisor. Since joining us in April 2008, Mr. Scott has overseen and developed investor and lender relations, finance, financial reporting, accounting, budgeting, forecasting, internal audit, securities and tax compliance, lender relations and other related areas of responsibilities. Prior to joining us in 2008, Mr. Scott was Controller of Denver-based NexCore Group, a fully-integrated real estate development and operating company primarily focused within the medical office sector that has developed or acquired over 4.7 million square feet of facilities. Within his capacity as Controller, Mr. Scott directed and oversaw the accounting, financial reporting and compliance, budgeting, forecasting and investor relation functions for the NexCore Group. From 2002 until 2006, Mr. Scott was Assistant Controller at Dividend Capital Group and DCT Industrial during that company’s growth from inception to more than $2 billion in assets under management where he was responsible for establishing the organization’s accounting and financial reporting function including compliance with the rules and regulations of the Commission, FINRA, the Internal Revenue Service and various state blue sky laws. Prior thereto, Mr. Scott was an auditor with KPMG focused on various commercial real estate assignments. Mr. Scott holds a Bachelor’s Degree in Accounting, cum laude, from the University of Wyoming and maintains an active CPA license in the State of Colorado.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Portfolio

INVESTMENT STRATEGY

OVERVIEW

Our investment strategy generally follows a four-step approach, but is also tailored by property sector in order to take advantage of current market conditions specific to property type.

1 Target markets

Research-driven

High barrier-to-entry markets

Submarket selection

Strong institutional-demand markets

2 Property identification

Potential for cash flow growth

Submarket demand

High-quality tenants

Tenant credit analysis

Property underwriting fundamentals

Strong historic leasing

Performance across market cycles

Below replacement cost

3 Portfolio construction

Diversify by property type, geography and tenant exposure

Tenant credit focus

Balance core assets with value-add and debt investment portfolios

4 Portfolio management

National operating platform

Customer-driven opportunities

Proactive asset management

Drive to continually grow NOI, reduce expenses and increase asset value

“Capture every penny” mentality

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Portfolio

INVESTMENT STRATEGY

PORTFOLIO

PORTFOLIO SUMMARY AS OF 03/31/13

Total Invested (in direct real estate, real estate debt and other commercial real estate investments)

Approximately $2.9 billion (fair value)

Properties 92

Geographic Markets 31

Approximate Total Net Rentable Square Feet 17.5 million

Corporate Customers More than 400 tenants

Leased Approximately 96%1

1 Excludes Comerica Bank Tower.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

Home Contact Us

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Overview Portfolio

INVESTOR RELATIONS

INVESTOR DOCUMENTS

Investor Documents by Year

Prospectus

2013

2012

2011

2010

2009

PROSPECTUS

SEC Filing

Filing Date

PDF

Prospectus

07/12/12

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS

PRESS RELEASES | 2013

Press Releases by Year

2013 2012 2011 2010 2009

PRESS RELEASES

Date	Title	PDF
05/03/2013	Dividend Capital Diversified Property Fund Announces Strong Leasing Activity	
04/02/13	Dividend Capital Diversified Property Fund Announces Leadership Team Stock Purchase	
02/08/13	Veteran Real Estate Executive Jeffrey Johnson Appointed Chief Executive Officer of Dividend Capital Diversified Property Fund	

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

Home Contact Us

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS

PRESS RELEASES | 2012

Press Releases by Year

2013

2012

2011

2010

2009

PRESS RELEASES

Date

Title

PDF

Veteran Real Estate Executive Richard Kincaid Appointed Chairman of the Board of

09/10/12

Dividend Capital Diversified Property Fund

Dividend Capital Total Realty Trust Advises Shareholders Not to Take Any Action

03/26/12

Until the Board Makes a Recommendation Regarding Tender Offer by Affiliates of

Mackenzie Capital Management, LP

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Overview Portfolio

INVESTOR RELATIONS

PRESS RELEASES | 2011

Press Releases by Year

2013

2012

2011

2010

2009

PRESS RELEASES

Date

Title

PDF

Dividend Capital Total Realty Trust Advises Shareholders Not to Take Any Action

09/30/11

Until the Board Makes a Recommendation Regarding Tender Offer by Affiliates of

Mackenzie Patterson Fuller, LP

06/22/11

Dividend Capital Total Realty Trust Announces Adjournment of Annual Meeting

Dividend Capital Total Realty Trust Advises Shareholders Not to Take Any Action

06/08/11

Until the Board Makes a Recommendation Regarding Tender Offer by Affiliates of

Mackenzie Patterson Fuller, LP

Dividend Capital Total Realty Trust Secures Loan Repayment on Houston, Texas Hotel

02/04/11

Debt Investment

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS

PRESS RELEASES | 2010

Press Releases by Year

2013

2012

2011

2010

2009

PRESS RELEASES

Date

Title

PDF

Dividend Capital Total Realty Trust Advises Shareholders Not to Take Any Action

08/12/10

Regarding Tender Offer for 5% of its Shares by Strategic Shareholder Liquidity Fund, LLC

Dividend Capital Total Realty Trust Acquires $1.3 Billion Commercial Real Estate

06/28/10

Portfolio

Dividend Capital Total Realty Trust Realizes 13% Return on Pittsburgh, PA Office

06/16/10

Property Debt Investment and Announces Financing on Princeton, NJ Office Building

05/18/10

Dividend Capital Total Realty Trust Announces First Quarter 2010 Earnings Call

Dividend Capital Total Realty Trust Signs Purchase Agreements on $1.4 Billion

05/03/10

Commercial Real Estate Portfolio

01/19/10

Dividend Capital Total Realty Trust Acquires Two Office Properties in Dallas, TX

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS

PRESS RELEASES | 2009

Press Releases by Year

2013

2012

2011

2010

2009

PRESS RELEASES

Date

Title

PDF

11/03/09

Dividend Capital Total Realty Trust Acquires Office Property in Princeton, NJ

Dividend Capital Total Realty Trust Lends $65 Million on Two Hotel Properties in

09/10/09

Houston, Texas

Dividend Capital Total Realty Trust Announces Acquisition of Washington, D.C. Area

04/09/09

Retail Property

Dividend Capital Total Realty Trust Announces Acquisition of Washington, D.C. Office

03/31/09

Property

Dividend Capital Total Realty Trust Announces Acquisition of an Austin Healthcare

02/04/09

Office Property

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS CORPORATE GOVERNANCE

CODES & CHARTERS

Document

PDF

Audit Committee Charter

Code of Business Conduct and Ethics

Code of Ethics for President and Senior Financial Officers

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Investor Documents Press Releases Corporate Governance Proxy Materials

INVESTOR RELATIONS

PROXY MATERIALS

2012 Annual Report

Proxy Statement

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

OFFERING OVERVIEW

The cyclical nature of different real estate sectors and geographic economic trends increases the importance of owning a diversified portfolio of real estate assets. Dividend Capital Diversified Property Fund offers investors seeking a complete real estate allocation the opportunity to invest in a portfolio of real estate assets diversified across:

Office buildings

Industrial distribution facilities Retail centers Real estate debt investments

Other commercial real estate investments

Dividend Capital Diversified Property Fund’s objectives are as follows:

OBJECTIVES1

Current Income

Provide current income to our stockholders in the form of quarterly cash distributions

Capital Preservation

Preserve and protect our stockholders’ capital investments

Capital Appreciation

Achieve appreciation of our net asset value (NAV)

1 We cannot assure that we will attain our investment objectives, including our objective of paying distributions to shareholders.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND TM

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

PRIVACY STATEMENT

At Dividend Capital Diversified Property Fund. (the “Company”), we value our relationship with our investors and work hard to preserve and protect their privacy. U.S. federal privacy laws regulate the protection of the privacy of personal financial information pertaining to individuals who obtain financial services or products for household, personal or family purposes. All information provided to the Company during the course of business — regardless of the method by which such information is obtained — is used solely for the purpose of providing a service to or for our investors.

In the course of doing business with our investors, the Company may collect certain non-public, personal information about our investors and their transactions with our affiliates. For example, this information may include names, addresses, Social Security numbers, account balances and bank account information, and may be derived from account applications, other forms or transactions with the Company or its affiliates.

The Company is committed to using reasonable commercial efforts to keep confidential all non-public, personal information about our investors. We will only disclose this information to third parties as set forth in this policy or as otherwise required or permitted by law. We may share non-public, personal information with our affiliates. We may also disclose such information to unaffiliated third parties in the following circumstances:

Vendors and Suppliers. We may from time to time have relationships with different vendors, suppliers, authorized representatives and agents (e.g., our transfer agent, custodians, broker/dealers, accountants, lawyers, technology and other service providers) (collectively, “vendors or suppliers”) who help us design and maintain our computer systems and security, manage transactions or otherwise perform services for our investors or to support our business. We may provide personally identifying information to a vendor or supplier if such vendor or supplier needs such information to perform services for us, but we will not authorize our vendors or suppliers to use our investors’ information for any purpose not related either to our business or to performing services for our investors.

Government Agencies/Law Enforcement. In certain circumstances, we may be called upon to release our investors’ personally identifying information in response to a court order, subpoena, search warrant, law, or regulation. We plan to cooperate in responding to such requests, taking appropriate measures to ensure that the requester understands the sensitive nature of the personally identifying information that they may receive. We also reserve the right to cooperate with law enforcement authorities in investigating and prosecuting our investors who engage in behavior that is illegal or harmful to others and to release information about our investors to the applicable authorities.

Corporate Transactions. If we sell all or part of our business or make a sale or transfer of assets or are otherwise involved in a merger, business transfer or other type of liquidity event, we may, in our sole discretion, transfer, sell or assign our investors’ personally identifying information to a third party as part of or in connection with that transaction. Upon such transfer, sale, or assignment or other liquidity event, the transferee, assignee, successor or acquiring party may use our investors’ personally identifying information in accordance with this Privacy Statement or as otherwise permitted by applicable law or regulation.

We use reasonable efforts to maintain physical, electronic and procedural safeguards to guard non-public, personal information. We endeavor to ensure that access to our investors’ non-public, personal information is physically secure. In addition, we or our affiliates will use reasonable efforts to maintain IT security policies designed to keep secure our investors’ personal information held in electronic format, and appropriate personnel will periodically review, and where appropriate update, those policies and procedures from time to time.

We may update this Privacy Statement from time to time and encourage you to periodically review this Privacy Statement to be informed of how the Company is protecting consumer information.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND TM

RISK DIVERSIFIED FACTORS PROPERTY FUND

To Continue —

Below are important risk factors regarding Dividend Capital Diversified Property Fund (DPF). Use the button at the bottom of this page to continue on to the website.

An investment in DPF is subject to significant risks. Some of the more important risks are summarized below. A more detailed description of the risks associated with this offering is found in the section of the prospectus entitled “Risk Factors.” Investors should read and understand all of the risk factors before making a decision to invest in shares of DPF’s common stock.

AN INVESTMENT IN SHARES OF DPF’S COMMON STOCK INVOLVES SIGNIFICANT RISKS, INCLUDING AMONG OTHERS:

There is no public trading market for shares of DPF’s common stock, and DPF does not expect that there will ever be a public trading market for its shares, so redemption of shares by DPF will likely be the only way to dispose of your shares.

With respect to each of DPF’s Class A, Class W and Class I classes of common stock, DPF’s share redemption program generally imposes a quarterly cap on net redemptions of up to 5% of the NAV of such class as of the last day of the previous quarter. DPF may also amend, suspend or terminate its share redemption program at any time. As a result, DPF’s shares have only limited liquidity and may become illiquid. Upon the commencement of DPF’s follow-on offering on July 12, 2012, DPF’s share redemption program was amended to start utilizing a portion of the proceeds raised in DPF’s new offering of Class A, Class W and Class I shares of common stock to enhance liquidity for Class E stockholders under the Class E Share Redemption Program.

A portion of the proceeds received in the public offering of Class A, Class W and Class I shares is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may reduce DPF’s liquidity and profitability.

The purchase and redemption price for shares of DPF’s common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. DPF’s NAV will not represent DPF’s enterprise value and may not accurately reflect the actual prices at which DPF’s assets could be liquidated on any given day.

Some of DPF’s executive officers and directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in its advisor, its dealer manager, its property manager and/or other entities related to its advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees its advisor will receive for services rendered to DPF will be based on DPF’s NAV, the procedures for which its advisor will assist its board of directors in developing, overseeing, implementing and coordinating.

If DPF fails to maintain its status as a REIT, it would adversely affect its results of operations and its ability to make distributions to its stockholders.

The amount of distributions DPF may make is uncertain. DPF has paid, and may continue to pay in the future, distributions from sources other than cash flow from operations. The sources from which DPF may pay distributions include, without limitation, the sale of assets, borrowings or offering proceeds (including the return of principle amounts invested). The use of these sources for distributions decreases the amount of cash DPF has available for new investments, repayment of debt, share redemptions and other corporate purposes, and could reduce your overall return. Prior to 2012, DPF’s distributions have historically exceeded its cash flow from operations. However, for the full year ended December 31, 2012, distributions were funded solely from cash flow from operations.

DPF’s use of leverage increases the risk of loss on its investments.

Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect DPF’s ability to finance or refinance investments and the ability of its tenants to meet their obligations, which could affect DPF’s ability to meet our financial objectives and make distributions.

The payment of fees by DPF to its advisor, its property manager and its dealer manager will reduce the cash available for distribution and will increase the likelihood that investors are unable to recover the amount of their investment in DPF.

Past performance is not a guarantee of future results.

Investing in shares of our common stock involves a high degree of risk.

Investing in real estate assets entails certain risks, including changes in: the economy, supply and demand, laws, tenant turnover, interest rates (including periods of high interest rates), availability of mortgage funds, operating expenses and cost of insurance. This investment will offer limited liquidity options to investors.

This material contains forward-looking statements, including statements concerning investment objectives, strategies, other plans and objectives for future operations or economic performance that are based on DPF’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, as described in more detail in the “Risk Factors” section of the prospectus and in this sales material. Any of these statements could be inaccurate, and actual events or investments and results of operations could differ materially from those expressed or implied in the forward looking statement. You are cautioned not to place undue reliance on any forward looking statements.

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED IN THE DPF PROSPECTUS. THE OFFERING IS MADE ONLY BY THE DPF PROSPECTUS.

Shares will be offered to the public through Dividend Capital Securities LLC., which will act as the managing dealer, and through other members of the Financial Industry Regulatory Authority (FINRA) or with the assistance of registered investment advisors. Securities are not FDIC-insured, nor bank guaranteed, and may lose value.

This material must be read in conjunction with the prospectus in order to understand fully the implications and risks of the offering of securities to which it relates and must not be relied upon to make an investment.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. DPF is not an investment company registered under the Investment Company Act of 1940.

Please see the prospectus for a complete list of defined terms and discussion of the risks associated with the offering.

Continue to the Dividend Capital Diversified Property Fund Website

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND TM

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W Share Class I Net Asset Value Methodology Charts

OVERVIEW SHARE CLASSES

In our current public offering, we are offering to the public three classes of shares of our common stock: Class A shares, Class W shares and Class I shares. The table below summarizes the fees payable to our dealer manager with respect to the Class A, Class W and Class I shares and does not include the other fees and expenses payable to our advisor and its affiliates, which are allocable based on the respective NAV of our classes. The selling commission is a percentage of the NAV per Class A share and the dealer manager and distribution fees accrue daily in an amount equal to 1/365th of the percentage of our NAV per such share for such day set forth below on a continuous basis.

CLASS A CLASS W CLASS I

Selling Commission 3.00% None None

Dealer Manager Fee 0.60% 0.60% 0.10%

Distribution Fee 0.50% None None

The fees listed above will be allocated on a class-specific basis and will differ for each class, even when the NAV of each class is the same. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. In addition, as a result of the different ongoing fees and expenses allocable to each share class, each share class, including the Class E shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home • Contact Us


DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W Share Class I Net Asset Value Methodology Charts

SHARE CLASSES
CHARTS

View and compare Net Asset Values (NAV) for Dividend Capital Diversified Property Fund Share Classes E, A, W, I. Select a data range and toggle on/off values. Or simply view NAV data displayed in a table.

MOST RECENT NAV
As of 5/21/2013

Class E	$6.76
Class W	$6.76
Class I	$6.76
Class A	$6.76

Select:
Share Class E

From:
04-20-2013

To:
05-21-2013

10 DAYS
1 MONTH
1 YEAR
YTD
MAX


Net Asset Value
Share Class E
$7.00
$6.50
$6.00
Apr 22
Apr 29
May
May 13
May 2
Sep
Nov
2013
Mar
May

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home • Contact Us


DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview   Share Class E   Share Class A   Share Class W   Share Class I   Net Asset Value Methodology   Charts

SHARE CLASSES

HISTORICAL NAV (NET ASSET VALUE)

« return to Charts

From: To: GO

DATE	CLASS E	CLASS W	CLASS I	CLASS A
5/21/2013	6.76	6.76	6.76	6.76
5/20/2013	6.75	6.75	6.75	6.75
5/17/2013	6.75	6.75	6.75	6.75
5/16/2013	6.75	6.75	6.75	6.75
5/15/2013	6.75	6.75	6.75	6.75
5/14/2013	6.75	6.75	6.75	6.75
5/13/2013	6.75	6.75	6.75	6.75
5/10/2013	6.75	6.75	6.75	6.75
5/9/2013	6.75	6.75	6.75	6.75
5/8/2013	6.75	6.75	6.75	6.75
5/7/2013	6.75	6.75	6.75	6.75
5/6/2013	6.75	6.75	6.75	6.75
5/3/2013	6.76	6.76	6.76	6.76
5/2/2013	6.76	6.76	6.76	6.76

5/1/2013	6.77	6.77	6.77	6.77
4/30/2013	6.76	6.76	6.76	6.76
4/29/2013	6.77	6.77	6.77	6.77
4/26/2013	6.77	6.77	6.77	6.77
4/25/2013	6.77	6.77	6.77	6.77
4/24/2013	6.77	6.77	6.77	6.77
4/23/2013	6.77	6.77	6.77	6.77
4/22/2013	6.76	6.76	6.76	6.76
4/19/2013	6.76	6.76	6.76	6.76
4/18/2013	6.76	6.76	6.76	6.76
4/17/2013	6.76	6.76	6.76	6.76
4/16/2013	6.76	6.76	6.76	6.76
4/15/2013	6.76	6.76	6.76	6.76
4/12/2013	6.76	6.76	6.76	6.76
4/11/2013	6.78	6.78	6.78	6.78
4/10/2013	6.78	6.78	6.78	6.78
4/9/2013	6.78	6.78	6.78	6.78
4/8/2013	6.78	6.78	6.78	6.78
4/5/2013	6.78	6.78	6.78	6.78
4/4/2013	6.78	6.78	6.78	6.78
4/3/2013	6.79	6.79	6.79	6.79
4/2/2013	6.79	6.79	6.79	6.79
4/1/2013	6.79	6.79	6.79	6.79
3/28/2013	6.79	6.79	6.79	6.79
3/27/2013	6.79	6.79	6.79	6.79
3/26/2013	6.77	6.77	6.77	6.77
3/25/2013	6.77	6.77	6.77	6.77
3/22/2013	6.77	6.77	6.77	6.77
3/21/2013	6.75	6.75	6.75	6.75
3/20/2013	6.75	6.75	6.75	6.75
3/19/2013	6.75	6.75	6.75	6.75
3/18/2013	6.75	6.75	6.75	6.75
3/15/2013	6.75	6.75	6.75	6.75

3/14/2013	6.75	6.75	6.75	6.75
3/13/2013	6.75	6.75	6.75	6.75
3/12/2013	6.75	6.75	6.75	6.75
3/11/2013	6.75	6.75	6.75	6.75
3/8/2013	6.75	6.75	6.75	6.75
3/7/2013	6.75	6.75	6.75	6.75
3/6/2013	6.75	6.75	6.75	6.75
3/5/2013	6.75	6.75	6.75	6.75
3/4/2013	6.75	6.75	6.75	6.75
3/1/2013	6.74	6.74	6.74	6.74
2/28/2013	6.74	6.74	6.74	6.74
2/27/2013	6.74	6.74	6.74	6.74
2/26/2013	6.74	6.74	6.74	6.74
2/25/2013	6.74	6.74	6.74	6.74
2/22/2013	6.74	6.74	6.74	6.74
2/21/2013	6.74	6.74	6.74	6.74
2/20/2013	6.74	6.74	6.74	6.74
2/19/2013	6.74	6.74	6.74	6.74
2/15/2013	6.74	6.74	6.74	6.74
2/14/2013	6.74	6.74	6.74	6.74
2/13/2013	6.74	6.74	6.74	6.74
2/12/2013	6.74	6.74	6.74	6.74
2/11/2013	6.72	6.72	6.72	6.72
2/8/2013	6.72	6.72	6.72	6.72
2/7/2013	6.72	6.72	6.72	6.72
2/6/2013	6.72	6.72	6.72	6.72
2/5/2013	6.72	6.72	6.72	6.72
2/1/2013	6.71	6.71	6.71	6.71
1/31/2013	6.71	6.71	6.71	6.71
1/30/2013	6.71	6.71	6.71	6.71
1/29/2013	6.71	6.71	6.71	6.71
1/28/2013	6.71	6.71	6.71	6.71
1/25/2013	6.71	6.71	6.71	6.71

1/24/2013	6.71	6.71	6.71	6.71
1/23/2013	6.71	6.71	6.71	6.71
1/22/2013	6.71	6.71	6.71	6.71
1/18/2013	6.71	6.71	6.71	6.71
1/17/2013	6.71	6.71	6.71	6.71
1/16/2013	6.71	6.71	6.71	6.71
1/15/2013	6.71	6.71	6.71	6.71
1/14/2013	6.71	6.71	6.71	6.71
1/11/2013	6.71	6.71	6.71	6.71
1/10/2013	6.71	6.71	6.71	6.71
1/9/2013	6.71	6.71	6.71	6.71
1/8/2013	6.71	6.71	6.71	6.71
1/7/2013	6.71	6.71	6.71	6.71
1/4/2013	6.71	6.71	6.71	6.71
1/3/2013	6.71	6.71	6.71	6.71
1/2/2013	6.71	6.71	6.71	6.71
12/31/2012	6.70	6.70	6.70	6.70
12/28/2012	6.70	6.70	6.70	6.70
12/27/2012	6.70	6.70	6.70	6.70
12/26/2012	6.70	6.70	6.70	6.70
12/24/2012	6.70	6.70	6.70	6.70
12/21/2012	6.70	6.70	6.70	6.70
12/20/2012	6.64	6.64	6.64	6.64
12/19/2012	6.64	6.64	6.64	6.64
12/18/2012	6.65	6.65	6.65	6.65
12/17/2012	6.65	6.65	6.65	6.65
12/14/2012	6.65	6.65	6.65	6.65
12/13/2012	6.65	6.65	6.65	6.65
12/12/2012	6.65	6.65	6.65	6.65
12/11/2012	6.65	6.65	6.65	6.65
12/10/2012	6.64	6.64	6.64	6.64
12/7/2012	6.64	6.64	6.64	6.64
12/6/2012	6.64	6.64	6.64	6.64

12/5/2012	6.64	6.64	6.64	6.64
12/4/2012	6.64	6.64	6.64	6.64
12/3/2012	6.64	6.64	6.64	6.64
11/30/2012	6.64	6.64	6.64	6.64
11/29/2012	6.64	6.64	6.64	6.64
11/28/2012	6.64	6.64	6.64	6.64
11/27/2012	6.64	6.64	6.64	6.64
11/26/2012	6.65	6.65	6.65	6.65
11/23/2012	6.65	6.65	6.65	6.65
11/21/2012	6.65	6.65	6.65	6.65
11/20/2012	6.65	6.65	6.65	6.65
11/19/2012	6.64	6.64	6.64	6.64
11/16/2012	6.64	6.64	6.64	6.64
11/15/2012	6.64	6.64	6.64	6.64
11/14/2012	6.64	6.64	6.64	6.64
11/13/2012	6.64	6.64	6.64	6.64
11/12/2012	6.64	6.64	6.64	6.64
11/9/2012	6.64	6.64	6.64	6.64
11/8/2012	6.64	6.64	6.64	6.64
11/7/2012	6.64	6.64	6.64	6.64
11/6/2012	6.64	6.64	6.64	6.64
11/5/2012	6.64	6.64	6.64	6.64
11/2/2012	6.64	6.64	6.64	6.64
11/1/2012	6.65	6.65	6.65	6.65
10/31/2012	6.64	6.64	6.64	6.64
10/26/2012	6.64	6.64	6.64	6.64
10/25/2012	6.64	6.64	6.64	6.64
10/24/2012	6.65	6.65	6.65	6.65
10/23/2012	6.65	6.65	6.65	6.65
10/22/2012	6.65	6.65	6.65	6.65
10/19/2012	6.65	6.65	6.65	6.65
10/18/2012	6.65	6.65	6.65	6.65
10/17/2012	6.65	6.65	6.65	6.65

10/16/2012	6.65	6.65	6.65	6.65
10/15/2012	6.65	6.65	6.65	6.65
10/12/2012	6.64	6.64	6.64	6.64
10/11/2012	6.64	6.64	6.64	6.64
10/10/2012	6.64	6.64	6.64	6.64
10/9/2012	6.64	6.64	6.64	6.64
10/8/2012	6.64	6.64	6.64	6.64
10/5/2012	6.64	6.64	6.64	6.64
10/4/2012	6.64	6.64	6.64	6.64
10/3/2012	6.64	6.64	6.64	6.64
10/2/2012	6.64	6.64	6.64	6.64
10/1/2012	6.64	6.64	6.64	6.64
9/28/2012	6.64	6.64	6.64	6.64
9/27/2012	6.64	6.64	6.64	6.64
9/26/2012	6.64	6.64	6.64	6.64
9/25/2012	6.63	6.63	6.63	6.63
9/24/2012	6.63	6.63	6.63	6.63
9/21/2012	6.63	6.63	6.63	6.63
9/20/2012	6.63	6.63	6.63	6.63
9/19/2012	6.63	6.63	6.63	6.63
9/18/2012	6.63	6.63	6.63	6.63
9/17/2012	6.63	6.63	6.63	6.63
9/14/2012	6.63	6.63	6.63	6.63
9/13/2012	6.63	6.63	6.63	6.63
9/12/2012	6.63	6.63	6.63	6.63
9/11/2012	6.63	6.63	6.63	6.63
9/10/2012	6.63	6.63	6.63	6.63
9/7/2012	6.67	6.67	6.67	6.67
9/6/2012	6.67	6.67	6.67	6.67
9/5/2012	6.67	6.67	6.67	6.67
9/4/2012	6.67	6.67	6.67	6.67
8/31/2012	6.67	6.67	6.67	6.67
8/30/2012	6.67	6.67	6.67	6.67

8/29/2012	6.67	6.67	6.67	6.67
8/28/2012	6.67	6.67	6.67	6.67
8/27/2012	6.67	6.67	6.67	6.67
8/24/2012	6.67	6.67	6.67	6.67
8/23/2012	6.67	6.67	6.67	6.67
8/22/2012	6.67	6.67	6.67	6.67
8/21/2012	6.67	6.67	6.67	6.67
8/20/2012	6.68	6.68	6.68	6.68
8/17/2012	6.68	6.68	6.68	6.68
8/15/2012	6.68	6.68	6.68	6.68
8/14/2012	6.68	6.68	6.68	6.68
8/13/2012	6.68	6.68	6.68	6.68
8/10/2012	6.69	6.69	6.69	6.69
8/9/2012	6.69	6.69	6.69	6.69
8/8/2012	6.69	6.69	6.69	6.69
8/7/2012	6.69	6.69	6.69	6.69
8/6/2012	6.69	6.69	6.69	6.69
8/3/2012	6.69	6.69	6.69	6.69
8/2/2012	6.69	6.69	6.69	6.69
8/1/2012	6.69	6.69	6.69	6.69
7/31/2012	6.69	6.69	6.69	6.69
7/30/2012	6.69	6.69	6.69	6.69
7/27/2012	6.69	6.69	6.69	6.69
7/26/2012	6.69	6.69	6.69	6.69
7/25/2012	6.69	6.69	6.69	6.69
7/24/2012	6.69	6.69	6.69	6.69
7/23/2012	6.69	6.69	6.69	6.69
7/20/2012	6.69	6.69	6.69	6.69
7/19/2012	6.69	6.69	6.69	6.69
7/18/2012	6.69	6.69	6.69	6.69
7/17/2012	6.69	6.69	6.69	6.69
7/16/2012	6.69	6.69	6.69	6.69
7/13/2012	6.69	6.69	6.69	6.69

7/12/2012

6.69

6.69

6.69

6.69

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W

Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

NET ASSET VALUE METHODOLOGY

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these procedures is to produce an NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. One fundamental element of the valuation process, the valuation of our real property portfolio, will be managed by Altus Group U.S., Inc., an independent valuation firm (“the Independent Valuation Firm”) approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 60 offices in 14 countries worldwide, including Canada, the U.K., Australia, the United States and the Middle East. Altus Group is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or our advisor.

The real property portfolio valuation, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. The foundation for this valuation will be periodic appraisals. Our consolidated real properties will be appraised approximately once every 12 calendar months, and in no event will more than 12 full calendar months pass between appraisals of our consolidated real properties. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. However, on a daily basis, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Although the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Our board of directors may suspend the offering and the redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement

Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W

Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS A OFFERING DETAILS

Terms of the Offering

Net Asset Value Per Share (as of 5/21/2013)1 $6.76

» Historic Price Information

Share Availability

Class A shares are available to the general public.

Public Offering Price

Shares sold at NAV plus, for shares sold in the primary offering, up to a 3% selling commission

Up to $2,250,000,000 in the primary offering and $750,000,000 in the distribution reinvestment

Amount of Offering plan

Minimum Investment2 $2,000

A net worth (excluding the value of an investor’s home, home furnishings and automobiles) of

Investor Minimum Suitability at least $250,000; or Requirements3

Gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000

Share Redemption Program4

Daily redemption at NAV

Distributions5

Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan6

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2 Minimum investment may vary by state.

3 Suitability requirements vary in AL, KS, KY, ME, NE, NJ, NM, OR, PA and TN. Please review the prospectus for specific state restrictions. In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

4 Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on net redemptions of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

5 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

6 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement

Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W

Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS E DETAILS

Terms of the Offering

Net Asset Value Per Share (as of 5/21/2013)1

$6.76

» Historic Price Information

Share Availability

Class E shares are only available through Distribution Reinvestment Plan

Share Redemption Program2

Daily redemption at NAV

Distributions3

Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan4

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2 Each calendar quarter we intend to make available for Class E share redemptions an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in any public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, Class W and Class I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder during such calendar quarter. However, our board of directors may from time to time authorize funds for redemptions of Class E shares in greater or lower amounts.

Notwithstanding the Class E liquidity level desired by our board of directors, under the program, we will generally not redeem in any consecutive 12-month period more than 5% of the number of Class E shares outstanding at the beginning of such 12-month period (excluding certain redemptions made in connection with a stockholder’s death), unless we receive no-action relief from the Commission with respect to the tender offer rules. If we wish to provide liquidity to our Class E stockholders in excess of this limit, we currently intend to conduct one or more tender offers for outstanding Class E shares. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

3 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

4 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement

Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W

Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS I OFFERING DETAILS

Terms of the Offering

Net Asset Value Per Share (as of 5/21/2013)1 $6.76

» Historic Price Information

Class I shares are available for purchase in this offering only (1) through bank-sponsored collective trusts and bank-sponsored common trusts, (2) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s Share Availability product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers or (3) any other categories of purchasers that we name in an amendment or supplement to this prospectus.

Up to $2,250,000,000 in the primary offering and $750,000,000 in the distribution reinvestment

Amount of Offering plan Minimum Investment2 $2,000

A net worth (excluding the value of an investor’s home, home furnishings and automobiles) of

Investor Minimum Suitability

at least $250,000; or

Requirements3

Gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000

Share Redemption Program4

Daily redemption at NAV

Distributions5

Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan6

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2 Minimum investment may vary by state.

3 Suitability requirements vary in AL, KS, KY, ME, NE, NJ, NM, OR, PA and TN. Please review the prospectus for specific state restrictions. In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

4 Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on net redemptions of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

5 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

6 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement

Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Home Contact Us

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

INVESTMENT STRATEGY | EXPERIENCE | OFFERING OVERVIEW | SHARE CLASSES | INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W

Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS W OFFERING DETAILS

Terms of the Offering

Net Asset Value Per Share (as

of 5/21/2013)1

$6.76

» Historic Price Information

Class W shares are available for purchase only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940

Share Availability

or applicable state law, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by endowments,

foundations, pension funds and other institutional investors.

Up to $2,250,000,000 in the primary offering and $750,000,000 in the distribution reinvestment

Amount of Offering

plan

Minimum Investment2

$2,000

A net worth (excluding the value of an investor’s home, home furnishings and automobiles) of

Investor Minimum Suitability

at least $250,000; or

Requirements3

Gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000

Share Redemption Program4

Daily redemption at NAV

Distributions5

Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan6

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2 Minimum investment may vary by state.

3 Suitability requirements vary in AL, KS, KY, ME, NE, NJ, NM, OR, PA and TN. Please review the prospectus for specific state restrictions. In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

4 Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on net redemptions of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

5 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

6 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement

Business Continuity Plan Terms of Use Careers

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND

SUMMARY RISK FACTORS

An investment in Dividend Capital Diversified Property Fund (DPF) is subject to significant risks. Some of the more important risks are summarized below. A more detailed description of the risks associated with this offering is found in the section of the prospectus entitled “Risk Factors.” Investors should read and understand all of the risk factors before making a decision to invest in shares of DPF’s common stock.

AN INVESTMENT IN SHARES OF DPF’S COMMON STOCK INVOLVES SIGNIFICANT RISKS, INCLUDING AMONG OTHERS:

There is no public trading market for shares of DPF’s common stock, and DPF does not expect that there will ever be a public trading market for its shares, so redemption of shares by DPF will likely be the only way to dispose of your shares.

With respect to each of DPF’s Class A, Class W and Class I classes of common stock, DPF’s share redemption program generally imposes a quarterly cap on net redemptions of up to 5% of the NAV of such class as of the last day of the previous quarter. DPF may also amend, suspend or terminate its share redemption program at any time. As a result, DPF’s shares have only limited liquidity and may become illiquid. Upon the commencement of DPF’s follow-on offering on July 12, 2012, DPF’s share redemption program was amended to start utilizing a portion of the proceeds raised in DPF’s new offering of Class A, Class W and Class I shares of common stock to enhance liquidity for Class E stockholders under the Class E Share Redemption Program.

A portion of the proceeds received in the public offering of Class A, Class W and Class I shares is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may reduce DPF’s liquidity and profitability.

The purchase and redemption price for shares of DPF’s common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. DPF’s NAV will not represent DPF’s enterprise value and may not accurately reflect the actual prices at which DPF’s assets could be liquidated on any given day.

Some of DPF’s executive officers and directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in its advisor, its dealer manager, its property manager and/or other entities related to its advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees its advisor will receive for services rendered to DPF will be based on DPF’s NAV, the procedures for which its advisor will assist its board of directors in developing, overseeing, implementing and coordinating.

If DPF fails to maintain its status as a REIT, it would adversely affect its results of operations and its ability to make distributions to its stockholders.

The amount of distributions DPF may make is uncertain. DPF has paid, and may continue to pay in the future, distributions from sources other than cash flow from operations. The sources from which DPF may pay distributions include, without limitation, the sale of assets, borrowings or offering proceeds (including the return of principle amounts invested). The use of these sources for distributions decreases the amount of cash DPF has available for new investments, repayment of debt, share redemptions and other corporate purposes, and could reduce your overall return. Prior to 2012, DPF’s distributions have historically exceeded its cash flow from operations. However, for the full year ended December 31, 2012, distributions were funded solely from cash flow from operations.

DPF’s use of leverage increases the risk of loss on its investments.

Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect DPF’s ability to finance or refinance investments and the ability of its tenants to meet their obligations, which could affect DPF’s ability to meet our financial objectives and make distributions.

The payment of fees by DPF to its advisor, its property manager and its dealer manager will reduce the cash available for distribution and will increase the likelihood that investors are unable to recover the amount of their investment in DPF.

Past performance is not a guarantee of future results.

Investing in shares of our common stock involves a high degree of risk.

Investing in real estate assets entails certain risks, including changes in: the economy, supply and demand, laws, tenant turnover, interest rates (including periods of high interest rates), availability of mortgage funds, operating expenses and cost of insurance. This investment will offer limited liquidity options to investors.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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Please read all of the terms and conditions listed below about www.dividendcapitaldiversified.com. Your use of this website means that you accept the terms and conditions as listed below.

Please remember that there is no assurance that the investment objectives will be achieved. Investing in these products involves certain risks, including the possible loss of principal. When redeemed, the investment may be worth more or less than the original cost.

Investment Advice and Recommendations

This website and its contents are provided for information and educational purposes only. None of the information provided constitutes investment, legal and/or tax advice. No information on this website should be considered a solicitation to buy or sell any security. Securities products are offered for sale by prospectus or offering memorandum only. Please consult with your investment advisor or representative for assistance with respect to investing in these products.

Third-Party Content and Links

Subject to applicable securities laws, Dividend Capital Diversified Property Fund is not responsible and assumes no liability for content displayed on this website that may be provided by another party. Subject to applicable securities laws, we are not responsible for the accuracy or completeness of any such third-party content.

Links to other websites are not affiliated with Dividend Capital Diversified Property Fund unless specifically indicated. The existence of a link to a particular website does not indicate an endorsement by Dividend Capital Diversified Property Fund of that site or any information contained on that site. Dividend Capital Diversified Property Fund has not reviewed the information contained on any third-party site and is not responsible for its content. We cannot guarantee that information contained on a linked website is accurate, complete or timely. In addition, other websites must obtain written permission from Dividend Capital Diversified Property Fund in order to link to our website.

Use Restrictions

Without prior permission from Dividend Capital Diversified Property Fund, users of this website may not copy, reproduce, modify or distribute information contained on this website in any manner inconsistent with the purpose for which it is offered.

Limitation of Liability

Subject to applicable securities laws, Dividend Capital Diversified Property Fund is not responsible for any damages, injury or loss that may result from the use, or inability to use, this website or its contents. To the extent allowed by law, all information presented is furnished “as is” without any expressed or implied warranties.

Subject to Change

Information concerning this Terms of Use agreement for this website is subject to change at any time.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

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© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here: